Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-129245), Form S-8 (File Nos. 333-128728 and 333-109475) of SigmaTel, Inc. of our report dated February 28, 2008 relating to the consolidated financial statements as of December 31, 2006 and for the two years in the period ended December 31, 2006, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Austin, TX

February 28, 2008